Exhibit 8.1


                              LIST OF SUBSIDIARIES

Compania Internacional de
  Telecomunicaciones S.A.               Jurisdiction of Incorporation: Argentina

Telefonica de Argentina S.A.            Jurisdiction of Incorporation: Argentina